        As filed with the Securities and Exchange Commission on October 22, 1999
                                                           Registration No. 333-
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                 -----------

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     Under
                          The Securities Act of 1933

                                 -----------

                               bamboo.com, Inc.
            (Exact name of Registrant as specified in its charter)

                                 -----------

         Delaware                                              7379                                52-2129710
(State or other jurisdiction of                    (Primary Standard Industrial                 (I.R.S. Employer
incorporation or organization)                      Classification Code Number)               Identification Number)

                             124 University Avenue
                              Palo Alto, CA 94301
                                (650) 325-6787


             (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

      AMENDED AND RESTATED 1998 EMPLOYEE, DIRECTOR AND CONSULTANT STOCK
                    PLAN 1999 EMPLOYEE STOCK PURCHASE PLAN
                           (Full title of the Plans)
                            -----------------------
                              LEONARD B. MCCURDY
                     Chairman and Chief Executive Officer
                               bamboo.com, Inc.
                             124 University Avenue
                              Palo Alto, CA 94301
                                (650) 325-6787

           (Name, address, including zip code, and telephone number,
                  including area code, of agent for service)
                            -----------------------
                                  Copies to:
                             MARIO M. ROSATI, Esq.
                             ISSAC J. VAUGHN, Esq.
                       Wilson Sonsini Goodrich & Rosati
                           Professional Corporation
                              650 Page Mill Road
                              Palo Alto, CA 94301
                                (650) 493-9300
                            -----------------------

  Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [x]
                            -----------------------
                        CALCULATION OF REGISTRATION FEE

                                                           Amount to be        Proposed Maximum     Proposed Maximum    Amount of
   Title of Each Class of Securities to be Registered       Registered          Offering Price     Aggregate Offering  Registration
                                                                                                     Price Per Share       Fee
-----------------------------------------------------------------------------------------------------------------------------------
Amended and Restated 1998 Employee, Director
 and Consultant Stock Plan
Common Stock, $0.001 par value
(currently outstanding options) (1).....................  5,298,820 shares          $0.8159           $ 4,323,307.24     $1,201.88
-----------------------------------------------------------------------------------------------------------------------------------
Amended and Restated 1998 Employee, Director
 and Consultant Stock Plan
Common Stock, $0.001 par value
(options available for future grant) (2)................  1,314,155 shares          $ 15.38           $20,211,703.90     $5,618.85
-----------------------------------------------------------------------------------------------------------------------------------
Total Amended and Restated 1998 Employee, Director and
 Consultant Stock Plan shares registered................  6,612,975 shares                            $24,535,011.14     $6,820.73
-----------------------------------------------------------------------------------------------------------------------------------
1999 Employee Stock Purchase Plan
Common Stock, $0.001 par value (3)......................  700,000 shares            $ 13.07           $ 9,149,000.00     $2,543.42
-----------------------------------------------------------------------------------------------------------------------------------
Total Registration Fees                                                                                                  $9,364.15
===================================================================================================================================

(1) The computation is based upon the weighted average exercise price per share of $0.8159 as to 5,298,820 outstanding but unexercised options to purchase Common Stock under the Amended and Restated 1998 Employee, Director and Consultant Stock Plan (the "Currently Outstanding Options").

(2) The Proposed Maximum Offering Price Per Share has been estimated in accordance with Rule 457(h) under the Securities Act of 1933 as to the remaining 1,314,155 shares of Common Stock authorized for issuance pursuant to the Amended and Restated 1998 Employee, Director and Consultant Stock Plan, solely for the purpose of calculating the registration fee. No options have been granted with respect to such shares. The computation is based upon the average of the high and low price of the Common Stock as reported on the Nasdaq National Market on October 20, 1999 because the price at which the options to be granted in the future may be exercised is not currently determinable.

(3) The Proposed Maximum Offering Price Per Share has been estimated in accordance with Rule 457(h) under the Securities Act of 1933 solely for the purpose of calculating the registration fee. The computation is based upon 85% (see explanation in following sentence) of the average of the high and low price of the Common Stock as reported on the Nasdaq National Market on October 20, 1999 because the price at which the options to be granted in the future may be exercised is not currently determinable. Pursuant to the 1999 Employee Stock Purchase Plan, which plan is incorporated by reference herein, the Purchase Price of a share of Common Stock shall mean an amount equal to 85% of the Fair Market Value of a share of Common Stock on the Enrollment Date or the Exercise Date, whichever is lower.
================================================================================

                                   PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.    Information Incorporated by Reference.
           -------------------------------------

     The following documents and information previously filed with the Securities and Exchange Commission are hereby incorporated by reference:

     (a) The audited financial statements for the Registrant's fiscal year ended December 31, 1998 contained in the Prospectus, dated August 25, 1999, filed pursuant to Rule 424(b)(4) under the Securities Act of 1933 on August 26, 1999.

     (b) The description of the Common Stock of the Registrant that is contained in the Registration Statement on Form 8-A filed pursuant to Section 12 of the Exchange Act on June 14, 1999.

     (c) All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be part hereof from the date of filing of such documents.

Item 4.    Description of Securities.
           -------------------------

     Not applicable.

Item 5.    Interests of Named Experts and Counsel.
           --------------------------------------

     Mario M. Rosati, member of Wilson Sonsini Goodrich & Rosati, Professional Corporation, is the Secretary of the Registrant. Wilson Sonsini Goodrich & Rosati is corporate counsel to the Registrant. WS Investment Company 98B, WS Investment Company 99A, Mario Rosati, a member of Wilson Sonsini Goodrich & Rosati, P.C. and individuals and entities affiliated with Wilson Sonsini Goodrich & Rosati, P.C. beneficially own an aggregate of 179,508 shares of bamboo.com's Common Stock.

Item 6.    Indemnification of Directors and Officers.
           -----------------------------------------

     The Registrant has adopted provisions in its Certificate of Incorporation that eliminate the personal liability of its directors and officers for monetary damages arising from a breach of their fiduciary duties in certain circumstances to the fullest extent permitted by law and authorizes the Registrant to indemnify its directors and officers to the fullest extent permitted by law. Such limitation of liability does not affect the availability of equitable remedies such as injunctive relief or rescission.

     The Registrant's Bylaws provide that the Registrant shall indemnify its directors and officers to the fullest extent permitted by the General Corporation Law of Delaware, including circumstances in which indemnification is otherwise discretionary under Delaware law. Section 145 of the General Corporation Law of Delaware provides for the indemnification of officers, directors and other corporate agents in terms sufficiently broad to indemnify such persons, under certain circumstances, for certain liabilities (including reimbursement of expenses incurred) arising under the Securities Act of 1933 (the "Securities Act").

Item 7.    Exemption from Registration Claimed.
           -----------------------------------

     Not applicable.

Item 8.    Exhibits.
           --------

     The Exhibits listed on the accompanying Index to Exhibits are filed as part hereof, or incorporated by reference into, this Registration Statement. (See
Exhibit Index below).

Item 9.    Undertakings.
           ------------

     (a) The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be an initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Palo Alto, State of California on October 21, 1999.

                                    BAMBOO.COM, INC.

                                    By:  /s/ Randall I. Bresee
                                         ---------------------
                                         Randall I. Bresee
                                         Chief Financial Officer and Secretary

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Leonard B. McCurdy, Kevin B. McCurdy and Randall I. Bresee, jointly and severally, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

               Signature                                   Title                              Date
-----------------------------------       ---------------------------------------       ---------------------
/s/ LEONARD B. MCCURDY                    Director, Chairman and Chief Executive        October 21, 1999
-----------------------------------       Officer*
Leonard B. McCurdy

/s/ KEVIN B. MCCURDY                      Director and Executive Vice President*        October 21, 1999
-----------------------------------
Kevin B. McCurdy

/s/ RANDALL I. BRESEE                     Chief Financial Officer                       October 21, 1999
-----------------------------------
Randall I. Bresee

/s/ DUNCAN FORTIER                        Director*                                     October 21, 1999
-----------------------------------
Duncan Fortier

/s/ JOHN MORAGNE                          Director*                                     October 21, 1999
-----------------------------------
John Moragne

/s/ PHILIP SANDERSON                      Director*                                     October 21, 1999
-----------------------------------
Philip Sanderson


----------------------
* The employee benefit plans being registered pursuant to this Registration Statement are subject to administration by the Board of Directors of the Registrant.

                               INDEX TO EXHIBITS


                                                                                                                Sequentially
      Exhibit Number                                      Exhibit Document                                      Numbered Page
  ---------------------       ------------------------------------------------------------------------      ----------------------

             4.1*           Certificate of Incorporation of Registrant

             4.2*           Bylaws of Registrant

             4.3*           Amended and Restated 1998 Employee, Director and Consultant Stock Plan

             4.4*           1999 Employee Stock Purchase Plan

             5.1            Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, as
                            to the legality of securities being registered (Counsel to the Registrant)

            23.1            Consent of PricewaterhouseCoopers LLP (Independent Accountants)

            23.2            Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation
                            (contained in Exhibit 5.1 hereto)

            24.1            Power of Attorney (see page II-3)

-----------------------
* Incorporated by reference to the Company's Registration Statement on Form S-1 (File No. 333-80639), effective August 25, 1999.